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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 14 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: September 2, 1998


                                 ShoLodge, Inc.
             (Exact name of registrant as specified in its charter)

                                    Tennessee
                         (State or other jurisdiction of
                         incorporation or organization)


        9-19840                                       62-1015641
(Commission File Number)                 (I.R.S. Employer Identification Number)



                             130 Maple Drive, North
                               Hendersonville, TN
                     (Address or principal executive office)

                                      37075
                                   (Zip code)

                                  615-264-8000
                         (Registrant's telephone number)




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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On September 2, 1998, the Company completed a sale transaction under which it sold the real and personal property relating to 16 Shoney's Inns for a total sales price of $90.0 million. The sales price consisted of $22.5 million in cash, of which $12.2 million is to be held in escrow, with the balance of $67.5 million in the form of interest-bearing promissory notes with interest only through July 30, 2000. $7.7 million of the principal will be due in March of 1999, and the remaining $59.8 million will be payable beginning July 31, 2000, based upon a 25-year amortization schedule with a final maturity of July 30, 2003.

The cash proceeds of the transaction will be applied to (1) reduce debt by $14.1 million by paying off debt obligations on the properties sold, or escrowing funds to do so, (2) pay accrued expenses and expenses of this transaction in an amount of $546,000, and (3) general corporate purposes in the amount of $7.9 million. The Company has been earning interest on the promissory notes and escrowed cash effective August 1, 1998, when the purchasers of the properties commenced operation of the inns. The purchasers of the inns will continue to operate them as Shoney's Inns as franchisees of the Company.

The effect of this transaction on a pro forma basis, had it occurred as of the beginning of the year ended December 28, 1997, would be to decrease hotel revenues by $26.4 million, increase franchising revenues by $1.1 million, decrease hotel operating expenses by $15.4 million, decrease general and administrative expenses by $213,000, decrease rent expense by $209,000, decrease depreciation and amortization expense by $3.3 million, decrease interest expense by $2.7 million, increase interest income by $4.4 million, decrease other income by $70,000, create a gross gain on the sale of hotels of $35.0 million, increase minority interests in earnings of consolidated subsidiaries and partnerships by $2.0 million, and increase the extraordinary loss on early extinguishment of debt (net of income tax benefit of $493,000) by $909,000.

The effect of this transaction on a pro forma basis on the two quarters ended July 12, 1998, had it occurred as of the beginning of the year ended December 27, 1998, would be to decrease hotel revenues by $13.7 million, increase franchising revenues by $579,000, decrease hotel operating expenses by $8.0 million, decrease general and administrative expenses by $175,000, decrease rent expense by $114,000, decrease depreciation and amortization expense by $2.0 million, decrease interest expense by $1.0 million, increase interest income by $2.7 million, decrease other income by $45,000, create a gross gain on the sale of hotels of $35.0 million, increase minority interests in earnings of consolidated subsidiaries and partnerships by $2.1 million, and increase the extraordinary loss on early extinguishment of debt (net of income tax benefit of $493,000) by $909,000.

On a pro forma basis as of July 12, 1998, the Company's cash would increase by $7.9 million, current assets other than cash would increase by $7.4 million, net property and equipment would decrease by $55.9 million, deferred charges would decrease by $806,000, securities held to maturity of $9.4 million would be eliminated, other assets would increase by $59.4 million, current liabilities would increase by $2.5 million, long-term debt associated with lodging facilities



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and capitalized lease obligations would decrease by $23.6 million, deferred income taxes would increase by $7.7 million, minority interests in equity of consolidated subsidiaries and partnerships would increase by $2.2 million, and shareholders' equity would increase by $19.8 million.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

          (b)     Proforma condensed financial statements

                  See narrative description in Item 2 above.

          (c)     Exhibits:

          10.1    Motel Purchase Agreement made as of July 22, 1998

          10.2 First Amendment to Motel Purchase Agreement made as of July 30, 1998

          99.1    Press Release issued by ShoLodge, Inc. on September 4, 1998.



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                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            SHOLODGE, INC.

Date: September 17, 1998                    By: /s/ Bob Marlowe
                                                ----------------------------
                                                 Bob Marlowe
                                                 Secretary-Treasurer
                                                 Chief Accounting Officer